GREENBERG
                         ATTORNEYS AT LAW
                             TRAURIG

                     2700 Two Commerce Square
                Philadelphia, Pennsylvania 19103-7098
                          (215) 988-7800

                        December 29, 2000

The Rightime Fund, Inc.
218 Glenside Avenue
Wyncote, PA  19095-1594


             Re:    The Rightime Fund, Inc.
                    -----------------------

Ladies and Gentlemen:

We have examined the Articles of Incorporation of The Rightime Fund,
Inc. (the "Company"), a series corporation organized under Maryland law, the By-Laws of the Company, the resolutions adopted by the Company's Board of Directors organizing the business of the Company, and its proposed form of Share Certificates, all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

The Company is authorized by the Articles of Incorporation to issue one hundred million (100,000,000) shares of common stock (the "Shares"), with a par value of $.01 per share. The Board of Directors of the Company has the power to designate one or more series ("Funds") of Shares and to designate separate classes of Shares within the same Fund. The Board of Directors have previously authorized the issuance of Shares to the public. Currently, the Company is offering Shares of Funds as follows:

                                   NUMBER OF SHARES
NAME OF SERIES                 OF COMMON STOCK ALLOCATED
--------------                 -------------------------

Rightime Fund                          50,000,000
Rightime Blue Chip Fund
     Class A Shares                     20,000,000
     Class C Shares                     10,000,000
Rightime MidCap Fund
     Class A Shares                     10,000,000
     Class C Shares                     10,000,000
Rightime OTC Fund (formerly the
Rightime Social Awareness Fund)
     Class A Shares                     10,000,000
     Class C Shares                     10,000,000
Rightime Blue Chip Plus Fund
     Class A Shares                     10,000,000
     Class C Shares                     10,000,000
Rightime OTC Plus Fund
     Class A Shares                     10,000,000
     Class C Shares                     10,000,000
Unclassified Shares                   340,000,000
                                       -----------
TOTAL                                 500,000,000


The Company has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of Shares of the Funds pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have advised us that the Company each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by each Fund during each fiscal year during which such registration of an indefinite number of Shares remains in effect.

You have also informed us that the Shares of the Funds have been, and will continue to be, sold in accordance with each Fund's usual method of distributing its registered Shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b) of the Securities Act.

This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon the foregoing information and examination, so long as the Company remains a valid and subsisting entity under the laws of Maryland, and the registration of an indefinite number of Shares of the Funds remains effective, the authorized Shares of the Funds identified above, when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable Shares, and the holders of such Shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

We hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 29 to the Company's Registration Statement on Form N-1A.

                               Very truly yours,

                               /s/ Greenberg Traurig, LLP

                               GREENBERG TRAURIG, LLP


SMF/


30481.4